EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

by and among

Greenfield Farms Food Inc.;

And

Ngen Technologies USA Corp and

The Shareholders of

Ngen Technologies USA Corp.

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SHARE EXCHANGE AGREEMENT

Dated as of June 26, 2019

This Share Exchange Agreement (together with the Exhibits, Schedules and attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) Greenfield Farms Foods Inc. a Nevada corporation (“GRAS”); Clifford M. Rhee (“Rhee”), Edward F. Carter (“Carter”) and (ii) Ngen Technologies USA Corp (“NGEN”) (iii) each of the shareholders of NGEN as set forth on the signature page hereto or who executes a counterpart signature to this Agreement in the form attached hereto as Exhibit C (the “NGEN Shareholders”), and Ngen Technologies Korea, LTD (“NKOR”). NKOR is a wholly-owned subsidiary of NGEN. NGEN, NKOR, Carter and Rhee are collectively the NGEN Parties. GRAS and each NGEN Party may be referred to herein collectively as the “Parties” and separately as a “Party.”

BACKGROUND. On January 4, 2018, pursuant to an Asset Purchase Agreement (the 1st APA”), GRAS acquired from NGEN their muffler technology and business in exchange for the issuance to Rhee and Carter 500 shares each of GRAS Series E Preferred Stock (“the Series E Preferred Stock”) and on January 18, 2018, pursuant to an Asset Purchase Agreement (the 2nd APA”), GRAS acquired from NGEN and NKOR the 3D technology and business in exchange for a $7,000,000 promissory note (the “Note”).

WHEREAS, GRAS agrees to acquire from the NGEN Shareholders all of the shares of common stock of NGEN held by the NGEN Shareholders in exchange for the redistribution by GRAS to NGEN Shareholders of 1,000 shares of GRAS’s Series E Preferred Stock and the cancellation of the Note upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is intended that NGEN will become a wholly owned subsidiary of GRAS; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. SHARE EXCHANGE

Section 1.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the NGEN Shareholders, who hold an aggregate of (i) 10,000,000 shares of common stock, par value $0.0001 per share, of NGEN (the “NGEN Common Stock”) and (ii) warrants to purchase 1,922,000 shares of NGEN Common Stock, together representing 100% of NGEN’s issued and outstanding capital stock, shall sell, assign, transfer and deliver to GRAS, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the NGEN Stock held by them as set forth on Exhibit A.

(b)	In exchange for:

(i)	the transfer of all NGEN Common Stock to GRAS by the NGEN Shareholders; GRAS, Rhee and Carter shall deliver or cause to be delivered to such NGEN Shareholders 1,000 shares in the aggregate of GRAS Series E Preferred Stock;

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(c)	Exhibit A sets forth the number of shares of GRAS Series E Preferred Stock to be delivered to the NGEN Shareholders pursuant to Section 1.01(b), and such shares of GRAS Series E Preferred Stock shall collectively be referred to herein as the “Exchange Shares.”

(d)	At the Closing, all unexercised and unexpired options and warrants to purchase shares of NGEN Common Stock then outstanding whether or not then exercisable (the “NGEN Options”), shall be assumed by GRAS. Each NGEN Option so assumed by GRAS under this Agreement shall continue to have, and be subject to, the same terms and conditions as set forth in the NGEN Stock Option Plan and any agreements thereunder immediately prior to the Closing (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the transactions contemplated hereby)), except that: (i) each NGEN Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of GRAS Common Stock equal to (A) the number of shares of NGEN Stock issuable upon the exercise of such NGEN Option immediately prior to the Closing, multiplied by (B) the Common Conversion Rate; and (ii) the per share exercise price for the shares of GRAS Common Stock issuable upon exercise of each such assumed NGEN Option shall be equal to the quotient determined by dividing (X) the exercise price per share of NGEN Stock at which such NGEN Option was exercisable immediately prior to the Closing by (Y) the Common Conversion Rate, rounded up to the nearest whole cent. The conversion of any NGEN Options which are “incentive stock options” within the meaning of Section 422 of the Code into options to purchase GRAS Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such NGEN Options within the meaning of Section 424 of the Code. Continuous employment with NGEN or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed NGEN Options after the Closing

(e)	Promptly following the Closing, the NGEN Shareholders shall, on surrender of their certificates representing their respective shares of NGEN Stock to GRAS, be recorded in the stock ledger of GRAS as the owners of the applicable portion of the Exchange Shares as set forth on Exhibit A.

(f)	The exchange as set forth in this Section 1.01, subject to the other terms and conditions herein, is referred to herein as the “Exchange.”

Section 1.02 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement by remote exchange of electronic documents (the date and time at which the Closing is actually held being the “Closing Date”).

Section 1.03 GRAS Deliverables at the Closing. At the Closing, GRAS shall deliver:

(a)	To the NGEN Shareholders the Exchange Shares in accordance with Section 1.01.

(b)	To NGEN a certificate of the Secretary of GRAS, dated as of the Closing Date, and:

(i)	attaching and certifying copies of (i) the resolutions of each of the Board of Directors of GRAS (the “GRAS Board”) and the shareholders of GRAS authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein, and (ii) the GRAS Organizational Documents, as amended pursuant to Section 5.01(a) and Section 5.01(b);

(ii)	attaching a certificate of status issued by the Nevada Secretary of State for GRAS, dated as of a date within 5 days of the Closing Date;

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(iii)	certifying that the actions set forth in Section 5.01 have been completed; and

(iv)	certifying that GRAS has commenced the preparation of its audited financial statements.

(d)	To GRAS, an Indemnification Agreement signed by Rhee and Carter who received Series E Preferred Stock of GRAS after the signing of the 1st APA, to which GRAS and NGEN are a party, agreeing to indemnify and hold harmless GRAS and its other shareholders (including the NGEN Shareholders who will, upon the Closing of the Exchange, become shareholders of GRAS), from and against and claims, losses, damages (including any related costs and expenses, including but not limited to attorneys’ fees), resulting from or in any way related to the issuance of such Series B Preferred Stock (the “Indemnification Agreement”).

Section 1.04 NGEN Deliverables at the Closing. At the Closing, NGEN or the NGEN Shareholders, as applicable, shall deliver to GRAS:

(a)	The original stock certificates evidencing all of the NGEN Stock, free and clear of all Encumbrances, accompanied by duly executed stock powers or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to GRAS as required for the same to be transferred to the ownership of GRAS; provided that GRAS may agree that original stock certificates be delivered promptly following the Closing. If the original stock certificates are lost, the applicable NGEN Shareholder may deliver a lost certificate affidavit and indemnification agreement in a form mutually acceptable to NGEN and GRAS.

(b)	A certificate of the Secretary of NGEN, dated as of the Closing Date, and:

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(i)	attaching and certifying copies of the resolutions of the Board of Directors of NGEN authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein;

(ii)	attaching a certificate of status issued by the Texas Secretary of State for NGEN, dated as of a date within 5 days of the Closing Date; and

(iii)	certifying that NGEN has commenced the preparation of its audited financial statements.

(c)	The originals of the corporate minute books, books of account, contracts, records, and all other books or documents of NGEN and NKOR now in the possession of NGEN or its representatives.

Section 1.05 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 1.06 Conveyance Taxes. The NGEN Shareholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

Article II. REPRESENTATIONS AND WARRANTIES REGARDING NGEN

As an inducement to, and to obtain the reliance of the GRAS Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 2 (the “NGEN Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the NGEN Schedules shall be deemed to have been disclosed in any other section or subsection in the NGEN Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), NGEN hereby represents and warrants to the GRAS Parties, as of the Closing Date, as follows:

Section 2.01 Corporate Existence and Power. NGEN is a corporation duly organized and validly existing under the Laws of the State of Texas, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. NGEN has delivered to GRAS complete and correct copies of the organizational documents and the corporate minute books of NGEN as in effect on the Effective Date (the “NGEN Organizational Documents”). NGEN has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 2.02 No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and all agreements and other documents executed by the NGEN in connection herewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the NGEN Organizational Documents or applicable Law. NGEN has taken all actions required by Law, the NGEN Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

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Section 2.03 Valid Obligation. This Agreement and all agreements and other documents executed by NGEN in connection herewith constitute the valid and binding obligations of NGEN, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 2.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by NGEN requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 2.05 Authorized Shares and Capital.

(a)	The authorized capital stock of NGEN consists of ________________ shares of common stock, par value $0.001 per share, of which ______________ shares are issued and outstanding;

(b)	Except as set forth in the NGEN Schedules, NGEN has no outstanding options, rights or commitments to issue shares of NGEN Stock or any other equity security of NGEN, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of NGEN Stock or any other equity security of NGEN.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of NGEN Stock affecting the nomination or election of directors or the exercise of the voting rights of NGEN Stock.

(d)	The offer, issuance and sale of such shares of NGEN Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of NGEN Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

(e)	None of the NGEN Stock is subject to pre-emptive or similar rights, either pursuant to any NGEN Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any NGEN Stock or other interests in NGEN.

Section 2.06 Subsidiaries and Predecessor Corporations. NGEN does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than any set forth in the NGEN Schedules.

Section 2.07 Books and Records. The books and records, financial and otherwise, of NGEN are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.08 Financial Statements.

(a)	NGEN has delivered to GRAS the (i) unaudited balance sheet of NKOR (the “NKOR Balance Sheet”) as of December 31, 2018, and 2017 (the “NGEN Balance Sheet Date”); (ii) the unaudited statements of operations, cash flows, and stockholder’s equity of NKOR for the year ended December 31, 2018, and 2017 (collectively, the “NKOR Financial Statements”). NGEN shall deliver to GRAS the (i) unaudited balance sheet of NGEN (the “NGEN Balance Sheet”) as of December 31, 2018, and 2017 (the “NGEN Balance Sheet Date”); (ii) the unaudited statements of operations, cash flows, and stockholder’s equity of NGEN for the years ended December 31, 2018, and 2017 (collectively, the “NGEN Financial Statements”)

(b)	The NGEN and NKOR Financial Statements (i) are in accordance with the books and records of each, and (ii) present fairly in all material respects the financial condition of each at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

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For the following sections NGEN includes Ngen and NKOR

Section 2.09 Undisclosed Liabilities. Except as disclosed on the NGEN Schedules, NGEN has no liabilities that would be required to be disclosed on the NGEN Balance Sheet under GAAP, except for such liabilities: (i) disclosed, reflected or reserved against in the NGEN Balance Sheet; (ii) those which have been incurred in the ordinary course of business since the NGEN Balance Sheet Date; (iii) incurred in connection with the transactions contemplated by this Agreement or any other agreements and other documents delivered in connection herewith; and (iv) those which do not individually exceed $5,000 or in the aggregate exceed $25,000.

Section 2.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of NGEN after reasonable investigation, threatened by or against NGEN or affecting NGEN or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. NGEN does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 2.11 Contracts.

(a)	All NGEN Material Contracts to which NGEN is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the NGEN Schedules.

(b)	All NGEN Material Contracts to which NGEN is a party or by which its properties are bound and which are material to the operations of NGEN taken as a whole are valid and enforceable by NGEN in all respects, except as limited by the Enforceability Exceptions.

(c)	Except as disclosed on the NGEN Schedules, NGEN is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of NGEN.

Section 2.12 Compliance With Laws and Regulations. To the best of its knowledge, NGEN has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NGEN or except to the extent that noncompliance would not result in the occurrence of any material liability for NGEN.

Section 2.13 Taxes. NGEN has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and NGEN has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

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Section 2.14 Tax Returns and Audits. All required federal, state and local Tax Returns of NGEN have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on NGEN. NGEN is not and has not been delinquent in the payment of any Tax. NGEN has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of NGEN’ federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the NGEN Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by NGEN. NGEN has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. NGEN (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. NGEN has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 2.15 Employee Benefit Plans; ERISA. Except as disclosed in the NGEN Schedules, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by NGEN, whether written or unwritten and whether or not funded.

Section 2.16 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article II (as modified by the NGEN Schedules) and the other agreements and documents delivered in connection herewith, neither NGEN nor any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the GRAS Parties as to the accuracy or completeness of any information regarding NGEN, the NGEN Stock, the transactions contemplated hereby or any other matter, and NGEN disclaims and the GRAS Parties shall not be entitled to rely upon any other representations or warranties, whether made by on behalf of NGEN or any of its respective Affiliates or any Person acting on behalf of the foregoing.

Article III. REPRESENTATIONS AND WARRANTIES OF THE NGEN SHAREHOLDERS

As an inducement to, and to obtain the reliance of the GRAS Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 3 (the “NGEN Shareholder Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the NGEN Shareholder Schedules shall be deemed to have been disclosed in any other section or subsection in the NGEN Shareholder Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), each NGEN Shareholder, severally, and not jointly, hereby represents and warrants to the GRAS Parties, as of the Closing Date, solely with respect to such NGEN Shareholder, and not as to any other NGEN Shareholder, as follows:

Section 3.01 Corporate Existence and Power. Such NGEN Shareholder (if an entity) is duly organized and validly existing in the jurisdiction of its organization. Such NGEN Shareholder has the requisite power and authority to execute, deliver and perform this Agreement.

Section 3.02 No Conflict: Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of t h e organizational documents of such NGEN Shareholder (if an entity). Such NGEN Shareholder has taken all actions required by Law, and its organizational documents (if an entity) or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

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Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by such NGEN Shareholder in connection herewith constitute the valid and binding obligations of such NGEN Shareholder, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 Title to and Issuance of the NGEN Stock. Such NGEN Shareholder is the record and beneficial owner and holder of the NGEN Stock as set forth opposite such NGEN Shareholder’s name on Exhibit A, free and clear of all Liens. None of the NGEN Stock held by such NGEN Shareholder is subject to pre-emptive or similar rights, either pursuant to any NGEN Organizational Document, requirement of Law or any contract, and such NGEN Shareholder does not have any pre-emptive rights or similar rights to purchase or receive any NGEN Stock or other interests in GRAS. Such NGEN Shareholder has the power and authority to transfer the NGEN Stock to GRAS as contemplated pursuant to the terms of this Agreement. Upon delivery of the Exchange Shares to such NGEN Shareholders in exchange for the NGEN Stock held by such NGEN Shareholder as contemplated hereby, GRAS shall acquire good and valid title to such NGEN Stock, free and clear of all Liens.

Section 3.05 Broker’s, Finder’ s or Similar Fees . Except as set forth on the NGEN Shareholder Schedules, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by such NGEN Shareholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such NGEN Shareholder or any action taken by such NGEN Shareholder.

Section 3.06 Investment Representations.

(a)	Investment Purpose. As of the Effective Date, the NGEN Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to such NGEN Shareholder in exchange for the NGEN Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for such NGEN Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. The NGEN Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). The NGEN Shareholder has been furnished with all documents and materials relating to the business, finances and operations of GRAS and its subsidiaries and information that such NGEN Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. The NGEN Shareholder understands that the Exchange Shares are being offered and sold to such NGEN Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that GRAS is relying upon the truth and accuracy of, and the NGEN Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the NGEN Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the NGEN Shareholder to acquire the Exchange Shares.

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(d)	Information. The NGEN Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of GRAS and materials relating to the offer and sale of the Exchange Shares which have been requested by the NGEN Shareholder or its advisors. The NGEN Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of GRAS. The NGEN Shareholder understands that its investment in the Exchange Shares involves a significant degree of risk. The NGEN Shareholder is not aware of any facts that may constitute a breach of any of GRAS’s representations and warranties made herein.

(e)	Governmental Review. The NGEN Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. The NGEN Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the NGEN Shareholder shall have delivered to GRAS, at the cost of the NGEN Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by GRAS, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the NGEN Shareholder who agreed to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.06 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the NGEN Shareholder shall have delivered to GRAS, at the cost of the NGEN Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by GRAS; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither GRAS nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)	Legends. The NGEN Shareholder understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

Section 3.07 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article III (as modified by the NGEN Shareholder Schedules) and the other agreements and documents delivered in connection herewith, neither the NGEN Shareholder nor any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the GRAS Parties as to the accuracy or completeness of any information regarding NGEN, the NGEN Stock, the transactions contemplated hereby or any other matter, and the NGEN Shareholder disclaims and the GRAS Parties shall not be entitled to rely upon any other representations or warranties, whether made by the NGEN Shareholder or any of its Affiliates or any Person acting on behalf of the foregoing.

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Article IV. REPRESENTATIONS AND WARRANTIES REGARDING THE GRAS PARTIES

As an inducement to, and to obtain the reliance of the NGEN Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 4 (the “GRAS Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the GRAS Schedules shall be deemed to have been disclosed in any other section or subsection in the GRAS Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), the GRAS Parties hereby, jointly and severally, represent and warrant to the NGEN Parties, as of the Closing Date, as follows:

Section 4.01 Corporate Existence and Power. GRAS is a corporation duly organized and validly existing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. GRAS has delivered to NGEN complete and correct copies of the articles of incorporation and bylaws of GRAS as in effect on the Effective Date (the “GRAS Organizational Documents”). GRAS has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 4.02 No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and all agreements and other documents executed by the GRAS Parties in connection herewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the GRAS Organizational Documents or applicable Law. The GRAS Parties have taken all actions required by Law, the GRAS Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the GRAS Parties in connection herewith constitute the valid and binding obligation of the GRAS Parties, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by any GRAS Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 Authorized Shares and Capital.

(a)	The authorized capital stock of GRAS consists of 6,500,000,000 shares of capital stock, of which (i) 6,450,000,000 shares of common stock, par value $0.001 per share, of which 3,403,855,350 shares are issued and outstanding; and (ii) 50,000,000 shares are preferred stock, par value $0.0001 per share, and of which:

(1)	100,000 shares are designated as the GRAS Series A Preferred Stock, of which 96,623 shares are issued and outstanding,

(2)	100,000 shares are designated as the GRAS Series B Preferred Stock, of which 44,000 shares are issued and outstanding,

(3)	1,000 shares are designated as the GRAS Series E Preferred Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding NGEN Stock is held, collectively, by the NGEN Shareholders.

(4)	1,000 shares are designated as the GRAS Series F Preferred Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding GRAS Stock is held, collectively, by the GRAS Shareholders.

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(b)	Immediately following Closing there will be:

(i)	a total of 11,788,763 shares of GRAS Common Stock issued and outstanding;

(ii)	a total of 96,623 shares of GRAS Series A Preferred Stock issued and outstanding;

(iii)	a total of 44,000 shares of GRAS Series B Preferred Stock issued and outstanding;

(iv)	a total of 1,000 shares of GRAS Series E Preferred Stock issued and outstanding and

(v)	a total of 1,000 shares of GRAS Series F Preferred Stock issued and outstanding

(c)	Upon issuance of the Exchange Shares, the Exchange Shares shall be validly authorized, legally issued, fully paid, and non-assessable and free and clear of any Liens, and except as set forth in the GRAS Organizational Documents, none of the Exchange Shares is subject to pre-emptive or similar rights, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Exchange Shares other than pursuant to or as set forth in this Agreement.

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(d)	There is no voting trust, agreement or arrangement among any of the beneficial holders of GRAS Stock affecting the nomination or election of directors or the exercise of the voting rights of GRAS Stock.

(e)	The offer, issuance and sale of such shares of GRAS Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of GRAS Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 4.06 Options or Warrants. Other than as disclosed, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by GRAS relating to the issued or unissued capital stock of GRAS (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of GRAS) or obligating GRAS to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, GRAS. There are no outstanding contractual obligations of GRAS to repurchase, redeem or otherwise acquire any shares of GRAS Common Stock of GRAS or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.07 Subsidiaries and Predecessor Corporations. GRAS does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 4.08 Books and Records. The books and records, financial and otherwise, of GRAS are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 4.09 Financial Statements.

(a)	GRAS has delivered to NGEN the (i) consolidated balance sheet (the “GRAS Balance Sheet”) as of December 31, 2016 (the “GRAS Balance Sheet Date”) and (ii) consolidated statements of operations and consolidated statement of stockholders’ deficit for the year ended December 31, 2016 (collectively, the “GRAS Financial Statements”).

(b)	The GRAS Financial Statements (a) are in accordance with the books and records of GRAS, and (b) present fairly in all material respects the financial condition of GRAS at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 4.10 Undisclosed Liabilities. Except as disclosed on the GRAS Schedules, GRAS has no liabilities that would be required to be disclosed on the GRAS Balance Sheet under GAAP, except for such liabilities: (i) disclosed, reflected or reserved against in the GRAS Balance Sheet; (ii) those which have been incurred in the ordinary course of business since the GRAS Balance Sheet Date; (iii) incurred in connection with the transactions contemplated by this Agreement or any other agreements and other documents delivered in connection herewith; and (iv) those which do not individually exceed $5,000 or in the aggregate exceed $25,000.

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Section 4.11 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the GRAS Parties after reasonable investigation, threatened by or against the GRAS Parties or affecting the GRAS Parties or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in GRAS Schedules. The GRAS Parties have no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.12 Contracts.

(a)	All GRAS Material Contracts to which GRAS is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the GRAS Schedules.

(b)	To the All GRAS Material Contracts to which GRAS is a party or by which its properties are bound and which are material to the operations of GRAS taken as a whole are valid and enforceable by GRAS in all respects, except as limited by the Enforceability Exceptions.

Section 4.13 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, GRAS Material Contract or other material agreement or instrument to which either of the GRAS Parties are a party or to which any of its assets, properties or operations are subject.

Section 4.14 Compliance With Laws and Regulations. To the best of its knowledge, each GRAS Party has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of GRAS or except to the extent that noncompliance would not result in the occurrence of any material liability for GRAS.

Section 4.15 Taxes. GRAS has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and GRAS has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 4.16 Tax Returns and Audits. All required federal, state and local Tax Returns of GRAS have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on GRAS. GRAS is not and has not been delinquent in the payment of any Tax. GRAS has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of GRAS’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the GRAS Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by GRAS. GRAS has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. GRAS (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. GRAS has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

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Section 4.17 Employee Benefit Plans; ERISA. There are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by GRAS, whether written or unwritten and whether or not funded.

Section 4.18 Conflict of Interest. Except as a holder of GRAS Stock, to the knowledge of the GRAS Parties, no Person affiliated with GRAS has or will have any claims or rights with respect to any direct or indirect interest in any tangible or intangible property used in the business or operations of GRAS.

Section 4.19 Bank Accounts. GRAS has provided NGEN with an accurate and complete list of the names and locations of each bank or other financial institution at which GRAS has either an account (in which case account numbers have been provided) or safe deposit box, and the names of all Persons authorized to draw thereon or who have access thereto, respectively, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from GRAS and a summary statement thereof.

Section 4.20 Officer, Director and Promoter’s Information. During the past five (5) years, neither GRAS nor, to the knowledge of the GRAS Parties, any of its respective officers or directors, has been the subject of:

(a)	a bankruptcy petition filed by or against any business of which GRAS or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting GRAS or any such other person from involvement in any type of business, securities or banking activities; or

(d)	a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities Law, and the judgment has not been reversed, suspended, or vacated.

Section 4.21 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article IV (as modified by the GRAS Schedules) and the other agreements and documents delivered in connection herewith, neither GRAS any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the NGEN Parties as to the accuracy or completeness of any information regarding GRAS, the GRAS Stock, the transactions contemplated hereby or any other matter, and GRAS disclaims and the NGEN Parties shall not be entitled to rely upon any other representations or warranties, whether made by on behalf of GRAS or any of its respective Affiliates or any Person acting on behalf of the foregoing.

Article V. ADDITIONAL COVENANTS OF THE PARTIES

Section 5.01 Blank

Section 5.02 Blank

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Article VI. INDEMNIFICATION

Section 6.01 Indemnification of GRAS.

(a)	NGEN hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law GRAS, each of its Affiliates and each of its and their respective members, managers, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “GRAS Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any GRAS Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy, of any of the representations and warranties regarding NGEN contained in Article II herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by NGEN under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

(b)	Each of the NGEN Shareholders hereby agrees to, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by applicable Law each GRAS Indemnified Party, against and in respect of any and all Losses incurred or sustained by any GRAS Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy of any of the representations and warranties regarding such NGEN Shareholder contained in Article III herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by such NGEN Shareholder under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 6.02 Indemnification of NGEN and NGEN Shareholders. Each of the GRAS Parties hereby agrees to, jointly and severally, indemnify and hold harmless to the fullest extent permitted by applicable Law the NGEN Shareholders, NGEN and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “NGEN Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any NGEN Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy, of any of the representations and warranties of either of the GRAS Parties contained in Section 1.03(e) or Article IV herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by either of the GRAS Parties under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 6.03 Expiration and Time Limit.

(a)	The obligations of NGEN under Section 6.01(a) with respect to any breaches of the representations and warranties shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding NGEN in Section 2.05 or Section 8.01, which, in each case, shall survive the Closing for a period of two (2) years from the Closing Date and any indemnification claim asserted in accordance with the provisions of this Section 6.03(a) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable.

(b)	The obligations of each NGEN Shareholder under Section 6.01(b) with respect to any breaches of the representations and warranties regarding such NGEN Shareholder shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding such NGEN Shareholder in Section 3.04 or Section 8.01, which, in each case, shall survive the Closing for a period of two (2) years from the Closing Date and any indemnification claim asserted in accordance with the provisions of this Section 6.03(b) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable.

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(c)	The obligations of the GRAS Parties under Section 6.02 with respect to any breaches of the representations and warranties shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding GRAS in Section 4.05(a), Section 4.05(b), Section 4.05(c), Section 4.15, Section 4.16 and Section 8.01 all of which shall survive the Closing for a period of two (2) years from the Closing Date.

Section 6.04 Procedure. The following shall apply with respect to all claims by any NGEN Indemnified Party or GRAS Indemnified Party for indemnification:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 6.01 or Section 6.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 6.01 or Section 6.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 6.01 or Section 6.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VI and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 6.04(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

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(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 6.04(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 6.04(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 6.05 Periodic Payments. Any indemnification required by this Article VI for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 6.06 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Article VII. DISPUTE RESOLUTION

Section 7.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) other than Section 8.05 or Section 8.06 or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

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(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his or her decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	If brought or initiated by any of the NGEN Parties, the arbitration shall be held in Texas. If brought or initiated by any of the GRAS Parties, the arbitration shall be held in Nevada. The arbitration shall be held in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 7.01(c).

(f)	The Arbitrator may, at his or her discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him or her in his or her determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida and Fulton County, Georgia to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 7.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED, INCLUDING THE COMMITMENT LETTER, THE FEE LETTER, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article VIII. MISCELLANEOUS

Section 8.01 Brokers. GRAS and NGEN Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. GRAS and the NGEN Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties hereby irrevocably consents and agrees that (a) any legal or equitable action or proceedings arising under or in connection with this Agreement initiated or brought by any of the NGEN Parties shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida, and (b) any legal or equitable action or proceedings arising under or in connection with this Agreement initiated or brought by any of the GRAS Parties shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Fulton County, Georgia. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 8.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to GRAS:

Greenfield Farms Food, Inc.

Attn: Edwin Carter

12019 Humboldt Dr

Charlotte, NC 28277

Email: efc@ngen-tech.com

If to NGEN:

NgenTechnologiesUSA Corp

5430 LBJ Freeway Suite 1200

Dallas, TX 75240

Attn: Clifford Rhee

Email: cliff.rhee@ngen-tech.com

Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

Section 8.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 8.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries. This contract is strictly between GRAS, NGEN and NGEN Shareholders and, with no other Person and no director, officer, stockholder (other than the NGEN Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

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Section 8.09 Expenses. Subject to Section 8.04, whether or not the Exchange is consummated, each of GRAS and NGEN will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10 Entire Agreement; Definitions; Interpretation. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. Defined terms used herein without definition shall have the meaning given in Exhibit B. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 8.10 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Section 8.11 Survival; Termination. The covenants of the respective Parties, and the representations and warranties in Section 3.04, Section 4.05(c) and Section 8.01, shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years, and all other representations and warranties shall not survive the Closing Date.

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Section 8.12 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 8.13 NGEN Shareholders Appointment of Attorneys in Fact.

(a)	Each NGEN Shareholder hereby appoints, authorizes, empowers, makes, and designates each of the Chief Executive Officer and Chief Financial Officer of NGEN (each, an “Agent”) as his, her or its agent and attorney in fact with power of attorney (with full power of substitution), to be exercised by either Agent, acting singly or jointly, at any time upon and after the execution and delivery of this Agreement by such NGEN Shareholder: (i) to negotiate, sign, date, and/or deliver any and all other agreements, certificates, instruments or other documents as may be required or necessary to consummate the Exchange pursuant to the terms of this Agreement (the “Additional Exchange Documents”) for and in the name and on behalf of such NGEN Shareholder; and (ii) to conduct or perform any and all other activities or actions which may be deemed necessary or desirable by Agent or as reasonably requested by GRAS to consummate the Exchange in accordance with the terms hereof, provided, however, that such power of attorney does not grant, nor shall it be deemed to grant, the right to change any of the terms of the Exchange.

(b)	Each Additional Exchange Document negotiated, signed, dated, and/or delivered by an Agent as agent and attorney in fact for such NGEN Shareholder in accordance with the terms of the power of attorney granted in this Section 8.13 shall be legally binding upon and enforceable against such NGEN Shareholder in accordance with its terms, and each other activity or action taken by the Agent pursuant to the power of attorney granted in this Section 8.13 shall be legally binding upon and enforceable against such NGEN Shareholder.

(c)	The power of attorney granted in this Section 8.13 and the agency created hereby may be revoked and terminated as to a NGEN Shareholder at any time by a writing signed by such NGEN Shareholder which expressly revokes and terminates the power of attorney and agency granted in this Section 8.13 in compliance with applicable Law, provided that any actions taken prior to such revocation shall be unaffected by such revocation and all such action shall be and remain in full force and effect.

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(d)	Each Agent and his or her estate, heirs, beneficiaries, successors, assigns, attorneys, and personal representatives (collectively, the “Agent Parties”) are hereby released and forever discharged by each NGEN Shareholder and his, her, or its estate, heirs, beneficiaries, successors, assigns, and personal representatives, as applicable, from any and all liability and from any and all claims or demands of all kinds arising out of the acts or omissions of such Agent pursuant to the power of attorney granted in this Section 8.13, except for willful misconduct or gross negligence. No bond shall be required of an Agent, and each NGEN Shareholder shall indemnify the Agent Parties with respect to any and all damages, losses, and expenses incurred or suffered by an Agent in his capacity as Agent, other than for such Agent’s willful misconduct or gross negligence.

Section 8.14 Arm’ s Length Bargaining; No Presumption Against Drafter This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 8.16 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by GRAS to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 8.17 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 8.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each NGEN Party and GRAS shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.19 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 8.20 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.21 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

Greenfield Farms Food, Inc.	Ngen Technologies USA Corp

Edward F Carter, Director	Clifford M Rhee, President

Individually	Edward F Carter,

Edward F Carter

Clifford M Rhee

(Signature Page to Share Exchange Agreement)

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EXHIBIT A

NGEN Shareholders’ NGEN Shares and Exchange Shares

NGEN Shareholder	NGEN Common Stock Owned	GRAS Series E Preferred Stock to be Received
Clifford M. Rhee	4,950,000	495
Edward F. Carter	4,950,000	495
PZ Family Holdings	100,000	10

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EXHIBIT B

Defined Terms

The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Florida are authorized or required by law or executive order to close.

(e)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(f)	“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(g)	“Enforceability Exceptions” means applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(h)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

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(k)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(l)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(m)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(n)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(o)	“SEC” means the United States Securities and Exchange Commission. (p) “Securities Act” means the Securities Act of 1933, as amended.

(q)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(r)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(s)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(t)	“NGEN Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which NGEN is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

(u)	“GRAS Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which GRAS is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

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EXHIBIT C

Form of Counterpart Signature Page for

NGEN Shareholders

(see attached)

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COUNTERPART SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

The undersigned, desiring to become a party as a NGEN Shareholder to that certain Share Exchange Agreement (together with the Exhibits, Schedules and attachments thereto, the “Share Exchange Agreement”) dated as of June 26, 2019, by and among (i) NGEN Technologies USA Corp. a Texas corporation (“GRAS”), (ii) Greenfield Farms Food, Inc., a Nevada corporation (“GRAS”), (iii) Clifford Rhee, the holder, directly or indirectly, of a majority of the issued and outstanding capital stock of GRAS and (iv) and each of the NGEN Shareholders (as defined in the Share Exchange Agreement), hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a NGEN Shareholder, and, by executing this Counterpart Signature Page to Share Exchange Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Counterpart Signature Page to Share Exchange Agreement to be attached to and become part of the Share Exchange Agreement.

Executed as of this 26th day of June, 2019.

SHAREHOLDER: Clifford M. Rhee

Class: Common Stock

 Number of Shares of NGEN: 4,950,000 shares

Address for Notices:

________________________________

________________________________

________________________________

Email:

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature: ______________________________________________

Name: _________________________________________________

Tax ID #: ______________

_________________________________________________________________________

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder: _____________________________________

Signature: ______________________________________________

Name: _________________________________________________

Title or Representative

Capacity, if applicable: ____________________________________

Tax ID #: ___________________

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COUNTERPART SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

The undersigned, desiring to become a party as a NGEN Shareholder to that certain Share Exchange Agreement (together with the Exhibits, Schedules and attachments thereto, the “Share Exchange Agreement”) dated as of June 26, 2019, by and among (i) NGEN Technologies USA Corp. a Texas corporation (“GRAS”), (ii) Greenfield Farms Food, Inc., a Nevada corporation (“GRAS”), (iii) Clifford Rhee, the holder, directly or indirectly, of a majority of the issued and outstanding capital stock of GRAS and (iv) and each of the NGEN Shareholders (as defined in the Share Exchange Agreement), hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a NGEN Shareholder, and, by executing this Counterpart Signature Page to Share Exchange Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Counterpart Signature Page to Share Exchange Agreement to be attached to and become part of the Share Exchange Agreement.

Executed as of this 26th day of June, 2019.

SHAREHOLDER: Edward F Carter

Class: Common Stock

Number of Shares of NGEN: 4,950,000 shares

Address for Notices:

________________________________

________________________________

________________________________

Email:

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature: ______________________________________________

Name: _________________________________________________

Tax ID #: ______________

 _________________________________________________________________

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder: _____________________________________

Signature: ______________________________________________

Name: _________________________________________________

Title or Representative

Capacity, if applicable: ____________________________________

Tax ID #: ________________________

31

COUNTERPART SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

The undersigned, desiring to become a party as a NGEN Shareholder to that certain Share Exchange Agreement (together with the Exhibits, Schedules and attachments thereto, the “Share Exchange Agreement”) dated as of June 26, 2019, by and among (i) NGEN Technologies USA Corp. a Texas corporation (“GRAS”), (ii) Greenfield Farms Food, Inc., a Nevada corporation (“GRAS”), (iii) Clifford Rhee, the holder, directly or indirectly, of a majority of the issued and outstanding capital stock of GRAS and (iv) and each of the NGEN Shareholders (as defined in the Share Exchange Agreement), hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a NGEN Shareholder, and, by executing this Counterpart Signature Page to Share Exchange Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Counterpart Signature Page to Share Exchange Agreement to be attached to and become part of the Share Exchange Agreement.

Executed as of this 26th day of June, 2019.

SHAREHOLDER: PZ Family Holdings

Class: Common Stock

Number of Shares of NGEN: 100,000 shares

Address for Notices:

________________________________

________________________________

________________________________

Email:

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature: ______________________________________________

Name: _________________________________________________

Tax ID #: ______________

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder: _____________________________________

Signature: ______________________________________________

Name: _________________________________________________

Title or Representative

Capacity, if applicable: ____________________________________

Tax ID #: ____________________________

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